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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated July 25, 2000, except for note 13 for which the date is August 17, 2000, and April 28, 2000 on our audits of the consolidated financial statements and consolidated financial statement schedules of Lexar Media, Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data." However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Consolidated Financial Data."

San Jose, California
PricewaterhouseCoopers LLP
August 18, 2000